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                                                                      EXHIBIT 21
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                       AIRWAYS CORPORATION AND SUBSIDIARY

                          SUBSIDIARY OF THE REGISTRANT


The only operating subsidiary of Airways Corporation, a Delaware corporation, is listed below and is included in the consolidated financial statements:



                                              STATE IN WHICH
LEGAL NAME OF SUBSIDIARY                       INCORPORATED
- - ------------------------                       ------------
AirTran Airways, Inc.                              Delaware